Exhibit 5.1

June 27, 2025

iSpecimen Inc.

8 Cabot Road, Suite 1800

Woburn, MA 08101

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for iSpecimen Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, as amended (File No. 333-286958) (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), covering a firm commitment underwritten offering of up to $4,000,000 worth of shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) and/or pre-funded warrants (the “Pre-Funded Warrants”, and each share of Common Stock underlying a Pre-Funded Warrant, a “Pre-Funded Warrant Share”) to purchase one share of Common Stock. The Shares, the Pre-Funded Warrants, and the Pre-Funded Warrant Shares are to be sold in connection with an underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and the underwriter.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Amended and Restated Certificate of Incorporation, as currently in effect, (ii) the Company’s Amended and Restated Bylaws as currently in effect, (iii) the Registration Statement and related Prospectus, (iv) the form of underwriting agreement, (v) the form of Pre-Funded Warrant, and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that, having been issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, including with regard to the Shares, the Pre-Funded Warrants, and the Pre-Funded Warrant Shares as described in the Registration Statement:

(i)	Shares, when issued against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock;

(ii)	The Pre-Funded Warrants, when issued against payment therefor, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (A) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (B) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses; and

(iii)	The Pre-Funded Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the exercise of the Pre-Funded Warrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock.

The opinion expressed herein is limited to the Delaware General Corporation Law and, with respect to the enforceability of the Pre-Funded Warrants, the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP